POWER OF ATTORNEY


	Know all by these presents, that the undersigned hereby constitutes and appoints each of Charles B. Lingen, Steven
R. Watts and Lisa S. Pierce, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of The Sportsman's Guide, Inc. (the "Company"), Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder:

(2)  file any such  Form 3, 4 or 5 with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, or in the best interest of, or legally required by, the undersigned.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of August, 2002.

		/s/GREGORY R BINKLEY